AGREEMENT AND ASSIGNMENT OF MEMBERSHIP INTERESTS

THIS AGREEMENT AND ASSIGNMENT OF MEMBERSHIP INTERESTS (this "Agreement") dated as of the _30__ day of April 2007, by and between ARUN GOVIL, an individual having an address at P.O. Box 422, Jericho, NY 11753 ("Seller"), and Cemtrex Inc., a ____Delaware____ corporation having an address at 19 Engineers Lane, Farmingdale, New York 11735 ("Buyer").

WITNESSETH:

WHEREAS, Seller is the owner of 100% of the membership interests (the "Membership Interests") of Griffin Filters, LLC, a New York limited liability company having an address at 106 Metropolitan Park Drive, Liverpool, NY 13088 (the "LLC"); and

WHEREAS, Buyer desires to purchase from Seller all of the Membership Interests of the LLC, and Seller wishes to sell, transfer, convey and assign all of such Membership Interests to Buyer on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other due and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Assignment of Interest. On the Closing Date (as hereinafter defined), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in, to and under all of the Membership Interests, including, but not limited to, all rights to profits, losses and distributions from the LLC accruing from and after the Closing Date and any right, title and interest of Seller derived by operation of law or otherwise in and to any real or personal property of the LLC.

2. Withdrawal of Seller and Admission of Buyer. On the Closing Date, Seller shall withdraw as a member of the LLC and consent to the admission of Buyer as a member thereof.

3. Purchase Price. In consideration of the sale, transfer, assignment, conveyance and delivery of the Membership Interest, Buyer shall pay to the Seller the sum of $2,750,000.00 (the "Purchase Price"), payable by the issuance to Seller on the Closing Date of (i) shares of common stock of Buyer having an aggregate fair market value of $750,000.00 (the "Stock"); and (ii) cash in the amount of $700,000.00 and (ii) a convertible debenture the form of which is set forth on Exhibit A annexed hereto, in the principal amount of $1,300,000.00, bearing interest at the rate of 8% per annum (the "Debenture").

4. The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place on or before _April 30, 2007 at 19 Engineers Lane, Farmingdale, New York 11735, or at such other time and place as the parties shall mutually agree. The time and date of the Closing are referred to herein as the "Closing Date".

5. Deliveries at Closing. At the Closing,

(a) Buyer shall execute and deliver the Debenture;
(b) Buyer shall make a cash payment of $700,000.00

(c) Buyer shall deliver the Stock, of fair market value of $750,000.00 in such form as is acceptable to Seller;

(d) Seller and Buyer shall execute and deliver the Assignment and Assumption of Membership Interests in the form annexed hereto as Exhibit B;

(e) Such other documents as may be reasonably required to effect the transfer of the Membership Interests from Seller to Buyer.

6. Representations of Seller. Seller represents, warrants and covenants that (which representations shall survive the Closing):

(a) Seller is the sole owner of the Membership Interests;

(b) The LLC is a duly formed and validly existing Limited Liability Company formed pursuant to the laws of the State of New York.

(c) The Articles of Organization of the LLC and the Operating Agreement of the LLC have not been amended;

(d) Seller is the sole member of the LLC;

(e) Seller is the sole manager of the LLC; and

(f) Seller has the full right and power to sell and transfer his interest in the LLC.

7. Representations of Buyer. Buyer represents and warrants to Seller that (which representations shall survive the Closing):

(a) It has examined and is satisfied with the Articles of Organization and the Operating Agreement of the LLC, or has waived inspection of same and has considered or waived consideration of all other matters pertaining to this Agreement and the purchase to be made hereunder, and does not rely on any representations made by any broker or by Seller or anyone acting or purporting to act on behalf of Seller as to nay matters which might influence or affect the decision to execute this Agreement or to buy the Membership Interests, except the representations and warranties which are specifically set forth in this Agreement;

(b) Buyer is a corporation, duly authorized and validly existing under the laws of the State of ___Delaware_______, and Buyer has all necessary authority to enter into this Agreement and to consummate the transactions contemplated herein.

8. Indemnification. Buyer shall indemnify and hold Seller harmless against any loss, liability, damage or claim which arises in connection with the Membership Interests or the LLC or its assets from and after the Closing Date, including without limitation reasonable attorney fees and expenses. This Section 8 shall survive the Closing.

9. Successors and Assigns. All of the terms of this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective beneficiaries, heirs, successors and assigns, and nothing herein contained is intended to confer any right, remedy or benefit upon any other person.

10. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

11. Governing Law; Jurisidiction. This Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of law provisions of such State. The parties hereby agree that all disputes arising hereunder shall be subject to the exclusive jurisdiction of state and federal courts having jurisdiction over Nassau County, New York.

12. Binding Effect. This Agreement shall not be binding unless a fully executed counterpart thereof has been delivered to each of the parties.

13. Counterparts; Facsimile Signature. This Agreement may be signed in counterparts, any one of which will be deemed to be an original and all of which, when taken together, will constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telephone facsimile transmission will be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

SELLER:

[signature]

Arun Govil

BUYER:

CEMTREX INC.

By: [signature]

Name:

Title:

EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (this "Assignment") dated as of __April 30,__, 2007, by and between ARUN GOVIL, an individual having an address at P.O. Box 422, Jericho, NY 11753 ("Assignor"), and Cemtrex Inc., a ____Delaware___ corporation having an address at 19 Engineers Lane, Farmingdale, New York 11735 ("Assignee").

WITNESSETH:

WHEREAS, pursuant to that certain Agreement dated _April 30,__, 2007 between Assignor and Assignee (the "Agreement"), Assignor desires to assign to Assignee all of its right, title and interest in, to and under its membership interests in Griffin Filters, LLC, a New York limited liability company (the "Company");

WHEREAS, Assignee desires to accept such assignment and assume such membership interests.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other due and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby assigns, transfers and conveys to Assignee all of its right, title and interest in, to and under its membership interests in the Company (the "Membership Interests").

2. Assignee hereby accepts the foregoing assignment and hereby assumes, from and after the date hereof, all of Assignor's obligations under the Company's Operating Agreement. Assignee hereby indemnifies and holds harmless Assignor from and against any loss, cost, damage, claim or liability which may arise from and after the date hereof in connection with the Membership Interests, the Company or any of the Company's assets. This Assignment is made without representation, warranty or recourse against Assignor, except as expressly provided in the Agreement.

3. This Assignment may be signed in counterparts, any one of which will be deemed to be an original and all of which, when taken together, will constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telephone facsimile transmission will be effective as delivery of a manually executed counterpart of this Assignment.